Exhibit 10.1

Account No.	MS-2-(1) (M)

Borrower’s name	Address and zip-code	Telephone number	Id/ Company Number
Ampal Israel Ltd			52-002622-0

Messrs
Bank Hapoalim BM
Central Branch (600)

RE: UNDERTAKING FOR THE REPAYMENT
OF
A FOREIGN CURRENCY LOAN MADE THIS APRIL 26, 2007

1.	Nature of the obligation

1.1

Bank Hapoalim BM (hereafter: “the Bank”) shall lend the undersigned as the Borrower/ Borrowers (hereafter: “the Borrower”) and the Borrower shall borrow and receive from the Bank the sum of 27,000,000 (twenty seven million) US dollars (hereafter: “the principal”) at the value thereof as of March 30, 2007 (hereafter: “date of grant of the loan”). The Borrower’s signature on this undertaking, together with the crediting of the account whose number appears in the title-heading of this undertaking (hereafter: “the account”) with the principal amount, constitutes the Bank’s consent to provide the Borrower with the principal and the Borrower’s acknowledgement of receipt of the principal.

1.2

The Borrower covenants to repay directly to the account, all payments of principal, interest (within the following definition thereof), expenses, commissions and also other payments becoming due from the Borrower as set forth hereafter (all the aforesaid amounts and any portion thereof shall hereinafter be referred to as: “the loan”). The repayment dates of the principal and the interest (within the following definition thereof) shall be as set forth in Clauses 3 and 4 below.

Without derogating from the Bank’s rights pursuant to this undertaking and/or in accordance with any other instrument and/or form signed and/or that shall be signed by the Borrower and/or any statutory rights – the Borrower is aware that if it transpires that on any repayment date (as per Clauses 3 and 4 hereafter), there does not exist in the account for charging a credit balance or an unutilized credit limit in the full amount of the debit on account of the loan – the Bank is entitled not to implement the aforesaid provision on such repayment date, until the first next business day on which a sufficient balance is present in the account for charging. If the Bank shall have debited the account for charging and it transpires that the balance in the account is not sufficient for the debit, the Bank shall be entitled to cancel any such debit and to treat any amount the debit whereof was cancelled as an amount not paid on account of the loan, and accordingly to take any action it deems fit pursuant to this Undertaking.

The Borrower is aware that the Bank is under no obligation to examine whether, on dates of performance of the aforesaid provision, as stated, a credit balance or unutilized credit limit exists for making the debits charged or that may be charged to the aforesaid account for charging at such time, and the Borrower shall bear all the expenses that may arise from the non-existence of a credit balance or unutilized credit limit.

The Borrower is aware that the debit balance arising from the aforesaid charges may bear interest at a rate higher than the arrears interest rate on the loan (as per Clause 6.2 below).

The Borrower is aware that whenever the aforesaid provision is not implemented, the amount unpaid as aforesaid shall bear interest at the rate specified in Clause 6.2 below.

2.	Object of the loan

The principal is given:

	2.1	For the lawful objects of the corporation being the Borrower.

2.2

For prepayment of loan Serial No 1 in the (principal) amount of 14,950,000 (fourteen million nine hundred and fifty thousand) US dollars, value of March 20, 2007, and for the repayment of the foreign currency debit balances in the account. The Borrower hereby issues the Bank with an irrevocable instruction to use the principal for the making of the aforesaid repayments.

And the Borrower covenants to use the principal for that object only. The Borrower hereby gives the Bank an irrevocable authorization and instruction to use the principal proceeds for the repayment of the loans per sub-paragraph 2.2 aforesaid.

3.	Principal repayment terms

The Borrower covenants to repay the principal in the loan currency as follows:

	3.1	In 6 (six) equal annual instalments in the principal amount of 4,500,000 (four million five hundred thousand) US dollars each, payable as follows:

The first instalment to be paid on December 31, 2007
The second instalment to be paid on December 31, 2008
The third instalment to be paid on December 31, 2009
The fourth instalment to be paid on December 31, 2010
The fifth instalment to be paid on December 31, 2011
The sixth instalment to be paid on December 31, 2012

4.	Interest

	4.1	Variable interest

		4.1.1	The interest rate

The Borrower shall pay the Bank variable interest in accordance with the Bank’s calculations, commencing from date of grant of the loan, consisting of interest at “Libor” rate (as defined hereafter) together with a margin at a rate of 2% (two percent) per annum (hereafter: the interest}.

Correct to date of this undertaking, the interest rate for the first update term (within the following definition thereof) is ___% (________ percent) per annum, composed of “Libor” at the rate of ___% (________ percent) per annum together with the aforesaid margin.

Without derogating from sub-paragraph 4.1.3 below, it is stated that the interest rate for the first update term will actually be determined in accordance with the “Libor” rate in effect on date of provision of the loan.

		4.1.2	The following provisions and definitions shall serve for the purpose of determining the interest rate applicable from time to time on the principal:

“Libor” (London Interbank Offered Rate) – means: the interest rate to be determined by the Bank as the highest interest rate (rounded up to the next 1/8th of one percent), at which there are offered to it on the determining date (as defined below) on the London Interbank Market, deposits in the loan currency for a period corresponding to the relevant update period (as defined below) and as quoted at 11:00 hours (London time) or thereabouts (there are instances, including instances where the update period exceeds one year, in which the interest rate will be quoted at a different time) and as shall be published by the Reuters News Agency.

If, on any relevant date, the database on which Reuters is based is modified, or if the Libor rate is not published by the Reuters News Service as aforesaid for any reason whatsoever, then the aforesaid Libor rate shall be determined in accordance with any other publication being, in the opinion of the Bank, such as to appropriately substitute for the Reuters publication.

Notwithstanding the aforesaid, in any event that the Bank determines that on any date relevant to determining the Libor rate it is unable to obtain deposits on the London Interbank Market as aforesaid, and if in the opinion of the Bank no appropriate substitute is found for such Reuters publication, then the Libor rate for the purpose of determining the interest rate shall be the rate set from time to time by the Bank as the interest rate at which the Bank could have obtained Interbank deposits on the London Interbank Market in the loan currency for a term corresponding to the relevant update term.

“The determining date” – means, in relation to any update term (within the following definition thereof), the two business days precedent to the commencement of such update term (as defined below).

	4.1.3	Update term

The interest applicable to the principal shall be determined by the Bank every six months in advance, on the determining day, having regarding to the Libor rate/s in effect with the Bank for the relevant update term (hereafter: “the update term”).

The Borrower warrants itself to be aware that notwithstanding this sub-paragraph, and without prejudice to the tenor hereof, the first and/or the last update term may be shorter or longer than the other update terms, all at the discretion of the Bank and in accordance with the conditions stipulated for the repayment of the principal.

	4.1.4	Interest repayment dates

The interest (but not including arrears interest) shall be repaid by the Borrower to the Bank in the loan currency as follows:

At the end of a period of six months (hereafter: “the interest term”) interest is computed on the outstanding balance of the principal as shall be from time to time, commencing from the beginning to the end of the interest term, in accordance with the interest rate set for the update term during which such interest term occurred.

4.2	The interest shall be repaid in the loan currency and shall be computed on the basis of the number of days have actually elapsed divided by 360.

5.	Amortization schedule

The details of the principal and interest payments and the dates thereof and the interest update dates shall be included in a loan amortization schedule to be sent to the Borrower by the Bank shortly after the date of grant of the loan and the tenor thereof shall constitute an integral part of this undertaking.

If the amortization schedule does not reach the Borrower, within 30 days of the date on which the account was credited with the principal amount, the Borrower undertakes to so notify the Bank in writing, and, absent such notice, the content of the copy of the amortization schedule in the hands of the Bank shall apply to the Borrower.

6.	Additional interest, arrears interest and levies

6.1

A.

The Borrower covenants to pay the Bank from time to time additional amounts (hereafter: “additional interest”) at whatever rate the Bank shall determine from time to time being such, in the opinion of the Bank, as to indemnify it in respect of the increase in the cost of the loan to the Bank for any reason whatsoever, including an increase in the cost of the loan to the Bank:

1.

As a result of a statutory duty or duty by agreement or otherwise, imposed on the Bank either as a result of a demand addressed to the Bank by the Bank of Israel and/or by any competent and/or other authority in Israel or abroad:

				A.	That it hold liquid assets at a certain rate or in certain currencies in connection with the grant of the loan or the ongoing provision thereof; and/or

B.

That it pay and/or allocate certain payments to the Ministry of Finance and/or to the Bank of Israel and/or to any competent and/or other authority in connection with the grant of the loan or the ongoing provision thereof; or

2.

As a result of any such duty or demand by reason of which the Bank is unable to obtain the same rate of return on its total capital resources as it could have obtained had it not acceded to the Borrower’s application to grant it the loan.

B.

The additional interest shall be payable in the loan currency, at every date stipulated for the payment of the interest, or at any other time that shall be appointed for such purpose statutorily, and shall be computed on the basis of the number of days actually having elapsed divided by 360.

6.2

A.

If the Borrower fails to pay, on due date thereof, any amount owed by it to the Bank pursuant to this undertaking, or if the Borrower fails to repay the loan forthwith in accordance with Clause 10 hereafter, then such amount shall bear arrears interest at the maximum interest rate imposed at the Bank from time to time on debit balances in foreign currency current accounts in the loan currency (unlimited) or at the maximum interest rate that shall be in effect with the Bank from time to time in respect of arrears in the type of loan and loan currency to which the loan belongs, or at the interest rate imposed by the Bank on the type of account to which such amount was transferred, whichever is the higher of the two (hereafter: “arrears interest” or “interest at the maximum rate”), and all from the date appointed for the payment of such amount – or, if no payment date were designated – then from the time the Borrower was required to defray it, to actual payment thereof.

If the Bank has covenanted in writing to any competent or other authority that in respect of the loan, arrears interest that it collects from the Borrower will be at a different rate then the arrears interest shall be at the rate so agreed in writing.

B.

Arrears interest shall be computed by the Bank on daily, weekly or other balances, at the sole discretion of the Bank, and shall be defrayed by the Borrower or shall be added to the principal at the end of each month, or other such period as the Bank at its sole discretion shall designate.

7.	Manner and locus of payment/ taxation / business day

7.1

A.

All payments made by the Borrower to the Bank pursuant to this undertaking shall be paid to the Bank net of any tax, withholding, levy and/or obligatory payment, without setoff or counterclaim, in the freely convertible foreign currency being the loan currency, at the branch at which the loan was provided to the Borrower, or wherever else the Bank shall designate, provided that if some other locus is so designated, the Borrower shall be given 30 days notice thereof.

B.

If the Borrower, or any financial institution through which the payment is being made, is required, at any time, under any law and/or administrative order of any authority or central Bank, to withhold tax or to pay tax in respect of any payment due from the Borrower in respect of the loan, then the amount due from the Borrower in respect of such payment shall increase by the degree necessary to ensure that following such withholding or payment the Bank shall receive, on the payment date, the net amount being equal to the amount the Bank would have received had such withholding or payment in respect of the tax not been required. The Borrower shall indemnify the Bank in respect of any loss or actual cost incurred by the Bank by reason of any omission and/or breach whatsoever in the making of the withholding or the payment of the tax or by reason of non-payment of the increased amount. The Borrower shall deliver to the Bank, forthwith, all receipts, confirmations and/or other proofs, attesting to the amounts paid or being paid in respect of every such tax withholding or payment.

7.2

A.

If the due date of any amount owed by the Borrower pursuant to this undertaking, and/or if the last day of any interest term, shall fall on a day not being business day, then the payment shall be made and/or the relevant interest term shall be extended, all according, by or until, all according, the next day being a business day and shall bear interest at the rate stipulated in accordance with Clause 4 above (collection fees shall not bear interest) unless, as a result, payment falls in the next calendar month, whereupon payment shall be brought forward to the previous day being a business day.

B.

When any payment on account of the principal falls due in a calendar month in which an interest term ends, the payment date shall fall on the last day of such interest term, in order to ensure that the date of payment on account of the principal and the interest payment date shall fall on the same day.

8.	Prepayment

8.1

The Bank shall not be obliged to accept from the Borrower any payment on account of the principal and/or the interest and/or the additional interest and/or the commissions and/or other payments in connection with the loan prior to the arrival of the due date for the payment thereof, unless there shall obtain preconditions that shall be communicated to the Borrower by the Bank.

8.2

Subject to any legal provisions, if the Bank consents to prepayment of any amount whatsoever on account of the loan (without its being obliged to do so), a prepayment commission at a rate of which the Bank shall advise the Borrower shall be due to the Bank.

9.	Collateral

9.1

To secure full and precise repayment of the loan, in whole or in part, there shall serve as collateral all the securities having been and/or that shall be given to the Bank by and/or for the Borrower and also all notes that the Borrower and/or its guarantors have delivered and/or shall deliver to the Bank from time to time.

9.2

A.

In any event that the Bank shall hold notes signed and/or endorsed by the Borrower, and that have been and/or shall be delivered to the Bank for collection and/or for custody, and/or as security and/or otherwise, the notes shall be and shall be deemed to be mortgaged and pledged to the Bank as a first-ranking pledge and lien to secure repayment of the loan and the Bank shall be entitled to sell the notes or to discount them and to take all legal and/or other steps, as it shall deem fit, to collect the notes, and shall be entitled to charge the collection expenses to the Borrower’s account. The Bank shall be entitled to reach a compromise with the signatories, the endorsers and/or the guarantors or any of them in accordance with different conditions, may waive, release, accept from them partial consideration and use the consideration of the notes for payment of debts due and/or that shall be due from the Borrower to the Bank. Nothing in the acceptance of the notes or the acceptance of the full or partial consideration thereto as aforesaid shall be such as to derogate from the Borrower’s obligation to repay the full amount of the loan. The Borrower hereby warrants that the notes having been and that shall be delivered by it or by any of the Borrower’s units to the Bank from time to time are in possession and absolute ownership of the delivering party or parties and that they and the consideration thereto are free of all lien, attachment and third party right of any kind whatsoever and that it is entitled to mortgage and to pledge them to the Bank.

	B.	The following provisions shall apply to notes signed and/or endorsed by the Borrower and held by the Bank:

1.

The Bank shall be exempt from all bill-holder’s debts including presentation, attestation and mailing of notices of dishonour, and all liabilities arising from the signature and/or endorsement of the Borrower shall remain in force even without the Bank performing the duties of a holder as aforesaid;

		2.	The Borrower waives all rights and defences vesting in it pursuant to the Bills Ordinance and/or any other law in respect of prescription;

3.

In the event that notes were delivered to the Bank for discounting or otherwise, and consideration was paid to the Borrower in respect thereof, and the notes remained unpaid, the Bank shall be entitled to debit the Borrower for the amount of the unpaid notes;

	4.	The Borrower releases the Bank of all responsibility for the loss of notes and/or delay in the collection thereof unless such loss or delay was occasioned by negligence of the Bank.

5.

The Borrower assumes full responsibility for the good order and condition of the notes, the genuineness thereof, validity and correctness of the signatures, the endorsement and the particulars of the notes, the guarantors’ signatures on the notes and also the payment of due stamps duty thereon.

6.

The Borrower consents that if the Bank should decide to sell the notes itself, seven days notice of the steps the Bank is about to take shall be deemed a reasonable time for the purpose of Clause 19 (B) of the Pledge Law (5727 – 1967 and any legal provision that may replace it;

7.

The Borrower covenants not to create, without the prior written consent of the Bank, any pledge, assignment or other charge on the notes or the consideration thereto, rights precedent, equal or subsequent to the rights vesting in the Bank pursuant to this undertaking.

9.3

In any event that any letter of hypothecation serves as security for the repayment of the loan or the fulfilment of the Borrower’s covenants pursuant to this undertaking, it is expressly stipulated that the letter of hypothecation constitutes an integral part of this undertaking and all the provisions, the conditions, the warranties and the covenants included in the letter of hypothecation constitute an integral part of this undertaking and are included herein. It is likewise expressly stipulated that nothing in this undertaking is such as to modify the letter of hypothecation or to derogate therefrom.

9.4

All the notes, the guarantees, the liens and other security given and/or that shall be given to the Bank by the Borrower and/or by others in its favour, to secure repayment of the loan and/or to secure fulfilment of its covenants pursuant to this undertaking, shall be cumulative and independent of one another, shall not affect other security held or that shall be held by the Bank, shall not be affected by any such security, and shall serve as re-vesting or perpetual security until full clearance of all the amounts owed to the Bank by the Borrower. The Bank is entitled to realise the securities in an order to be determined by it and nothing in the realization of any one security is such as to prejudice or to derogate from another security.

10.	Immediate repayment of the loan

Without prejudice to the generality of the provisions of this undertaking, the Bank shall be entitled, in any one of the following instances, to call the loan for immediate repayment. In such instance, the Borrower covenants to pay the Bank all the amounts due and that shall be due to the Bank on account of the loan and/or in accordance and in connection with this undertaking, and the Bank is entitled to debit the Borrower and/or any of its units for all the above amounts and to take all measures it may deem fit for the collection thereof and especially to realise the securities in any lawfully permissible manner, at the Borrowers expense, all in the following instances:

10.1

If the Borrower shall be in breach and/or shall fail to fulfil any condition whatsoever of the conditions of this undertaking and/or any other covenant that the Borrower has undertaken and/or will undertake toward the Bank, and/or if it transpires that any of the Borrower’s warranties in this undertaking and/or any other warranty given and/or that shall be given to the Bank by the Borrower is untrue or inaccurate;

10.2

If the Borrower takes a decision with regard to restructuring or forms any intention of restructuring, either as an assimilating company, a transferring company or a spinning off company, or a decision as to voluntary liquidation, or if a liquidation order is issued against the Borrower or if the Borrower is delisted from any register being statutorily maintained or is about to be delisted;

10.3

If a receiver is appointed or a receivership order is issued on the Borrower’s assets or if a temporary liquidator or special manager is appointed for the Borrower or if an application for liquidation or an application for bankruptcy is filed against the Borrower or by it or on its behalf;

10.4

If an application for the imposition of a lien is filed or if a lien is imposed or if similar execution proceedings are taken on or against any assets of the Borrower or on or against any of the securities delivered to the Bank by or for the Borrower;

10.5

If Mr Yosef Maiman ceases to be the effective controlling shareholder of Ampal American Israel Corporation (hereafter: “Ampal American”). In this regard, “effective control” means a direct or indirect holding in the issued and paid up share capital of Ampal American conferring the largest rate of holding as a sole holder out of all shareholders of Ampal American. The condition applies if Mr Yosef Maiman shall no longer be the holder of the largest shareholding among the company’s shareholders.

	10.6	If the Borrower ceases to repay its debts and/or to conduct its businesses.

10.7	If there occurs a suspension of the Borrower’s operations or of a considerable proportion thereof for a period of two months or more;

10.8	If the Bank, at its sole discretion, deems that an event has occurred that is liable to adversely affect the Borrower’s solvency.

10.9	If the Borrower shall be in arrears of more than 7 days in the payment of any amount it owes to the Bank in accordance and in connection with this undertaking.

10.10

If the Borrower fails to issue to the Bank balance sheets, periodic financial statements, books of account and other reference material in connection with its business position as per Clause 15 below or if the Borrower is required to do so by the Bank and fails to comply with such demand;

10.11	If the number of the Borrower’s shareholders or the number of members constituting the Borrower shall be less than the minimal number statutorily required;

10.12

In case of death, legal incompetence, bankruptcy, liquidation, imprisonment, exit from Israel or breach of covenant by the Borrower or any party whatsoever to the notes, instruments and/or securities delivered and/or that shall be delivered to the Bank as collateral;

10.13	If, at the discretion of the Bank and at its sole estimation, the value of the collateral given to secure repayment of the loan shall have been impaired;

10.14	If the Borrower is required to make prepayment of debts owed by the Borrower to other creditors;

10.15

If the Bank is unable to determine the interest rate or cannot finance itself in the loan currency for reasons deriving from changes taking place in the international money market and/or the Bank cannot determine the interest rate for any reason whatsoever and/or if in the opinion of the Bank the ongoing provision of the loan becomes unlawful or unfeasible;

10.16	If any of the aforesaid events except for the event per sub-paragraph 10.10 shall have occurred, mutatis mutandis, to any guarantor whatsoever for the repayment of all or part of the loan.

11.	The Bank’s rights

11.1

A.

The Bank has rights of possession, lien, setoff and mortgage on all the amounts, the assets and the rights including securities, coins, gold, banknotes, documents on merchandise, insurance policies, notes, assignment of debts, deposits, securities and the consideration thereto, that shall be found in possession of the Bank and/or under its control at any time to credit or of for the Borrower, including those delivered to the Bank for collection, for collateral, for custody or otherwise. The Bank is entitled to detain the aforesaid assets until full clearance of the loan, or to sell them and use all or part of the consideration thereto for the clearance of the loan, only in the event that the Borrower has failed to fulfil its covenants and also in case of an attachment being imposed on any of the aforesaid assets by any third party whatsoever. If the setoff amounts are deposited in foreign currency, the Borrower hereby gives the Bank advance instructions to sell the balance of the right in foreign currency at the exchange rate in effect with the Bank and to offset the consideration of the sale from the loan, net of the necessary expenses and commissions.

		B.	Without derogating from the Bank’s right of lien, as per sub-paragraph 11.1A aforesaid, the Bank shall be entitled, at all times:

1.

To offset any outstanding amount of the loan as against amounts due from the Bank to the Borrower in any Israeli currency account or foreign currency account, in any manner or for any cause whatsoever, and all even prior to the due date of amounts due to the Borrower from the Bank, as stated, and as against which the setoff is made.

2.

To acquire and to record to the credit of the account any foreign currency amount necessary for the clearance of any outstanding loan amount or to sell any foreign currency whatsoever held by the Bank to credit of the Borrower, and to uses the proceeds for the sale for the clearance of any outstanding loan amount.

3.

To debit the Borrower’s account with any amount needed for the repayment of any outstanding part of the loan amount, whether the Borrower’s account to be debited is in credit balance or in debit balance (including if the debit balance derives from a charge on that account by the Bank, as aforesaid), and all without derogating from the Bank’s rights in accordance with Clause 6.2 above. But if the position of such account does not enable it to be debited by the Bank for the purpose of the final repayment of any amount whatsoever, then the Bank shall be entitled not to debit such account, and, if it so opts, the Bank shall be entitled to cancel any such debit and to treat any amount the debiting of which was cancelled as an amount unpaid on account of the loan and accordingly to take any actions it deems fit pursuant to this undertaking.

4.

The Bank is in any event entitled to make a setoff without notice. But in the following instances, the Bank shall be entitled to make the setoff on 10 (ten) days notice served on the Borrower prior to the making of the setoff:

		a.	In case of setoff from amounts the due date of which has not yet arrived;

		b.	In case of setoff from a fixed deposit which, but for the setoff, would be automatically extended or renewed, such that rights or benefits would have accrued to the Borrower from it.

c.

Notwithstanding sub-paragraph 4 aforesaid, if the postponement in the making of the setoff is liable to worsen the Bank’s position, or to prejudice any of its rights, the Bank shall be entitled to implement the setoff forthwith. Likewise, if notice has been served on the Borrower, and during the ten day interval there arrives a lien, notice of a receivership order in connection with the party on which the notice was served, or a similar event, the Bank shall be entitled to make the setoff forthwith.

C.

The Borrower hereby warrants itself to be aware that in the instances in which the Bank uses setoff rights as aforesaid prior to the due date of any deposit of the Borrower’s, in whole or in part, changes for the worse are liable to come about in all matters pertaining to its rights in respect of or in connection with such deposit (such as, as regards the interest rates, indexation differences, exchange rate differences, rights to grants or loans, exemption from or discount on income tax and withholdings – if, according to the terms of such deposit the Borrower had such rights). The Borrower shall bear all the expenses and payments being in effect with the Bank at that time for the purpose of making this transaction.

D.

Any acquisition or sale as per sub-paragraph 11.1B2 aforesaid shall be made in accordance with the exchange rate in effect with the Bank, out of Israeli currency or foreign currency amounts, all according, that shall be held by the Bank to credit of the Borrower or shall be obtained from the sale of any securities given by and /or for the Borrower and/or that the Borrower shall in future give to the Bank.

11.2

The Bank is entitled, at all times, to debit any account of the Borrower’s including any account held jointly and severally with another/other account holder/s, for any amount being and that shall be due from the Borrower in any manner, including in accordance with a written demand addressed to the Borrower by the Bank as per Clause 18 below, whether the Borrower’s account for charging shall be in credit balance or in debit balance (and including if the debit balance derives from the debiting of such account by the Bank, as aforesaid), and all without derogating from the Bank’s rights in accordance with Clause 6.2 above. The Borrower consents that in any event in which a written demand is addressed to the Borrower by the Bank, and not complied with within the time interval specified in the demand, the Bank shall be entitled to act as stated at the beginning of this Clause and to debit any account of the Borrower’s with the required amount. The Bank shall also be entitled to allocate any account received from or for the Borrower to credit of such account as the Bank may deem fit and to transfer any amount standing to credit of the Borrower to any other account it may deem fit.

11.3

The Borrower confirms that it holds the Bank’s books and accounts to be trustworthy and they shall be deemed to be correct and shall serve as prima facie evidence against it in all particulars thereof, and inter alia in all matters pertaining to the calculation of the components of the loans, the details of the notes, the guarantees and the other securities and any other matter connected with this undertaking.

11.4

The Borrower confirms itself to have been informed by the Bank under the Protection of Privacy Law, 5741-1981 – that all of the details given to the Bank shall serve the Bank in the manner customary in its routine operations at its sole discretion, and that all details communicated by the Borrower to the Bank shall be stored in accordance with the Bank’s requirements in the Bank’s databases and/or the databases of whoever from time to time supplies the Bank with computing and data processing services.

11.5

The Bank shall be entitled at its sole discretion, to refuse to accept any instructions or notices from the Borrower that are given orally, by telephone, by facsimile machine or in any other manner not deemed reliable and/or in clear and legible handwriting. If the Bank consents to act other than in accordance with an instruction written in the customary manner, the Borrower assumes all responsibility for any error, misunderstanding or contract and for any damage, loss and or expense that may be occasioned due to the giving of such instructions.

11.6

A.

Without derogating from the other provisions of this undertaking, any waiver, extension, discount, silence, abstention from action (hereafter: “waiver”) on the part of the Bank in respect of the non-fulfilment or partial fulfilment or improper fulfilment of any covenant whatsoever of the Borrower’s covenants pursuant to this undertaking shall not be deemed a waiver on the part of the Bank of any rights whatsoever, but rather as consent limited to the particular occasion on which it was given. Any waiver granted by the Bank to any part of the note held by the Bank to secure repayment of the loan shall in no wise or manner affect the Borrower’s covenants.

B.

Without derogating from other provisions of this undertaking, any change in the Borrower’s covenants necessitates obtaining the prior written consent of the Bank. Any other agreement, whether oral or by way of wavier and/or otherwise not being in writing shall not be deemed as any consent whatsoever.

11.7

A.

In any of the instances set forth in Clause 10 above, the Bank shall be entitled to use any means it may deem fit to collect the loan and to realize all of its rights pursuant to this undertaking, including sale of mortgaged assets, in whole or in parts, and to use the proceeds for the clearance of the loan without the Bank being obliged first to realise guarantees or other collateral, if the Bank holds any such.

B.

If the Bank decides to sell securities, notes, or other negotiable instruments, notice of 3 (three) days as to the steps the Bank is about to take shall be deemed reasonable time for the purpose of Section 19(B) of the Pledge Law, 5727- 1967, or any legal provision that may replace it.

C.

The Bank is entitled as the Borrower’s attorney (for the purpose of this Clause the Borrower hereby irrevocably appoints the Bank as its attorney) to sell mortgaged assets and any portion thereof by way of public auction or other sale, on its own or through others, for cash or instalments or otherwise, at a price and on conditions at the absolute discretion of the Bank and also the Bank is entitled, on its own or through a Court or through the Execution Office to sell any mortgage and/or other assets, inter alia, by appointing a receiver and/or a receiver and administrator, and/or a trustee and/or a special administrator on behalf of the Bank and which shall be entitled, among its other powers:

		1.	To take possession of any mortgaged and/or other assets or any portion thereof;

		2.	To conduct the Borrower’s business and to participate in the management thereof at its discretion;

		3.	To sell or to consent to the sale of mortgaged and/or other assets, in whole or in part, to transfer or to consent to the transfer thereof in any other manner on such conditions as it shall deem fit;

			4.	To make any other arrangement in relation to mortgaged and any other assets or any portion thereof, as it may deem fit;

E.

All revenues obtained on account of the loan, and also all income received by the receiver, by the receiver and administrator and/or the trustee and/or the special administrator from the mortgaged and/or other assets and also any consideration received by the Bank and/or by the receiver or the receiver and administrator and/or the trustee and/or the special administrator from the sale of the mortgaged and/or other assets or any portion thereof shall be allocated in accordance with the following arrangement:

1.

For the clearance of all expenses occasioned and that shall be occasioned in connection with the collection of the loan and/or other amounts and including expenses of any receiver or receiver and administrator and/or trustee and/or special administrator and its remuneration at a rate to be determined by the Bank or which shall be approved by the Court or by the Execution Office;

2.

For the clearance of all loan amounts other than the principal that shall be due to the Bank consequent on interest, damages, commissions and any other expenses being or that shall be due to the Bank pursuant to this undertaking.

			3.	For the clearance of the principal;

Or in any other order of allocation as the Bank may determine.

11.8

If on date of sale of mortgaged or other assets, the due date has not yet arrived of any amounts on account of the loan (hereafter: “the abovementioned amounts”) or that shall be due to the Bank conditionally only, the Bank shall be entitled to collect from the proceeds of the sale an amount sufficient to cover the abovementioned amounts and the amount collected and not yet credited to the clearance of the amounts referred to in sub-paragraph 11.7 D aforesaid, shall be mortgaged to the Bank as security for the repayment of the loan and shall remain in the hands of the Bank until the clearance thereof in full.

12.	Nature of the collateral

	12.1	The collaterals given and/or that shall be given to the Bank to secure the loan are of a perpetual nature and shall remain valid until the Bank confirms the cancellation thereof in writing.

12.2

If collaterals and/or other guarantees were and/or shall be given to the Bank for the repayment of the loan and/or any portion thereof, all the collaterals and the guarantees shall be independent of one another.

12.3

If the Bank reaches a compromise or grants the Borrower and/or any of its guarantors an extension or relief, or if the Bank modifies any of the Borrower’s covenants in connection with the loan, releases or waives collaterals and/or other guarantees, its so doing shall not alter the nature of the collaterals created to secure the loan and all the collaterals and covenants given and/or that shall be given by the Borrower and/or by any of its guarantors, shall remain fully valid.

12.4

The Bank is entitled to deposit the collaterals delivered and/or that shall be delivered to it for securing the loan or any portion of such collaterals with a bailee to be chosen at its discretion and to replace the bailee from time to time, all at the Borrower’s expense. The Bank shall also be entitled to register the aforesaid collaterals, in whole or in part, with any competent authority under any law and/or in any public registry.

13.	Right of transfer and disclosure of information

13.1

A.

The Bank is entitled at all times, at its sole discretion, and without need to obtain the Borrower’s consent, to transfer its rights in connection with the loan, the abovementioned amounts and/or in accordance with this undertaking, and/or its rights pursuant to the liens and collaterals given and/or that will be given to the Bank for the fulfilment of the covenants in connection with the loan, the abovementioned amounts, and/or pursuant to this undertaking (hereafter: “the abovementioned rights”), to a Banking corporation belonging to the Bank’s Group (hereafter: “the transferee”), subject to the following provisions of this clause. The Borrower undertakes to cooperate to the extent necessary for the purpose of the aforesaid transfer of rights, including by signing any instrument needed for the purpose.

“Transfer” means – the sale and/or assignment of the abovementioned rights, in whole or in parts, directly and also through the sale of participations, and in any other manner the Bank may deem fit. The transfer may be made to one transferee or a number of transferees, at the same time or from time to time.

B.

The Bank shall be entitled, at all times, to disclose information (within the following definition thereof) in connection with the transfer of the abovementioned rights to any Banking corporation of the Bank’s Group (hereafter: “potential contracting party”). Likewise, the Bank shall be entitled to disclose information to consultants on its behalf and/or on behalf of any potential contracting party and also to companies engaging in credit rating, for the purpose of rating the rights (hereafter: “consultants”). The disclosure of information shall be made subject to the potential contracting party and/or the consultants signing a confidentiality letter, in such wording as shall be acceptable to the Bank.

“Information” means – any information currently found in possession of the Bank and/or that will be found in its possession in future, and including information forwarded to the Bank by the Borrower, which, at the Bank’s discretion, is needful or desirable to be forwarded in connection wit the transfer of the abovementioned rights, including information on credit given and/or that will be given to the Borrower pursuant to this undertaking, information on the liens and collateral given and/or that will be given to secure them, and also information on the Borrower.

C.

The Borrower consents that it will not be entitled to transfer or to assign to another any right or obligation in relation to the loan and/or pursuant to this undertaking, without obtaining the prior written consent of the Bank.

14.	Credit management

The Bank is entitled to manage the loan or any portion thereof by registering it at any branch of the Bank that the Bank may choose, either in Israel or abroad. The Bank is also entitled at all times and from time to time at its sole discretion and without need for further consent from the Borrower, to transfer the management of the loan or any portion thereof from one branch of the Bank to another, either in Israel or abroad.

15.	Production of balance sheets and financial statements

15.1

The Borrower is aware that if the Borrower was or shall be obliged to prepare statutory balance sheets and periodical financial statements, then a precondition for its receiving the principal and/or for the ongoing existence of the loan is that it forward such balance sheets and financial statements to the Bank as required by the directives of the Examiner of Banks and/or Bank of Israel, and/or the provisions of any law and/or competent authority, and the Borrower covenants to produce them as stated, in the format stipulated statutorily or in accordance with generally accepted accounting principles and at such frequency as shall be required of the Borrower by the Bank from time to time.

15.2

At the demand of the Bank from time to time, the Borrower shall make available to the Bank and/or its attorney, for perusal during the Bank’s ordinary office hours, any balance sheet, financial statement, ledger of accounts, card or card index file, tape, books, reference material and other instruments and also any information in connection with the financial and operating position and/or the business position of the Borrower.

16.	Duty of notice

16.1

The Borrower hereby covenants to notify the Bank in writing of any objection or exception it may have, if any, in connection with any account, condensed account, or confirmation or notice whatsoever it may receive from the Bank, including information received by means of an ATM. If the Borrower does not signify an exception or objection within 21 days of the date of mailing of the account, condensed account, confirmation or notice aforesaid, the Bank shall be entitled to deem it to be confirming the correctness thereof.

	16.2	The Borrower covenants to notify the Bank forthwith:

A.

Of any instance of claim of any right whatsoever on any security in favour of the Bank to secure the loan and/or any execution proceedings or injunction or mandatory injunction, or other proceedings taken for the attachment, preservation or realization of such security;

		B.	In any of the events mentioned in Clause 10 above;

		C.	On the impairment of value of any security given and/or that will be given in favour of the Bank for securing the loan;

		D.	On any change of address.

17.	Fundamental conditions

Clauses 3, 4, 6, 7, 9, 10, 11.1, 11.7, 15, 16.2 and 20 are fundamental conditions of this undertaking.

18.	Expenses and commissions

Without derogating from the Bank’s rights as set forth in this undertaking, all expenses and commissions in connection with this undertaking shall be paid by the Borrower, together with interest at the maximum rate as of the date of being incurred, or as of their call date (as detailed below), all according, and until full actual clearance:

A.

The Bank shall be entitled to debit any account of the Borrower’s, inter alia, as stated in Clause 11.2 aforesaid, for all the expenses and commission detailed in this instrument and for all other expenses and commissions in connection with the loan and all forthwith on their being incurred

If and to the extent that commissions and/or expenses detailed in this undertaking are determined in accordance with the Bank’s pricelist, then, to dispel any doubt, it is hereby stated that the amount and/or rate thereof as specified in this instrument are correct to date of making this instrument, and may have changed by date of actual collection thereof.

B.

The Bank shall be entitled to debit any account of the Borrower’s, inter alia as per Clause 11.2 above, for all expenses and commissions related to the creation of the collateral if and to the extent that there are any, forthwith on being incurred.

C.

Additional expenses and commissions related to the routine handling of the collaterals including insurance, safekeeping, holding, rectification of mortgaged assets, and the evaluation of the collaterals and also the expenses and commission in connection with the disposal of collaterals, shall be paid by the Borrower to the Bank on first written demand.

These expenses and commissions include, inter alia (without derogating from the generality of the aforesaid) expenses of adopting collection proceedings (including the Bank’s lawyer’s fees).

D.

Additional expenses and commissions in connection with the adoption of collection proceedings, including the Bank’s lawyer’s fees, shall be defrayed by the Borrower to the Bank on first written demand.

It is stated that if and to the extent that the amount or rate of the aforesaid expenses and commissions is not expressly specified in this undertaking, then if and to the extent that the amount or rate of the aforesaid expenses and commissions is fixed in the Bank’s pricelist, as may be in existence from time to time, the amount or rate shall be as set forth in the Bank’s pricelist as may be in existence from time to time.

All the aforesaid expenses and commissions together with interest at the maximum rate shall be secured until full actual clearance thereof by the collateral given and/or that shall be given to the Bank by the Borrower and/or by others for the Borrower.

19.	Indemnification covenant

The Borrower hereby covenants to indemnify the Bank in respect of any loss occasioned to the Bank as a result of any judgement, order and/or decision of a Court, the Execution Office and/or any competent authority that shall be given for the payment of any amount whatsoever in connection with the loan and where the payment currency, pursuant to such judgment, order and/or decision is determined in a currency different from the loan currency, and also for any loss liable to be occasioned to the Bank as a result of any change in the exchange rates of the loan currency as against the exchange rate of the currency of the judgment, the order and/or the decision, in the period between the date appointed for payment of such amount pursuant to this undertaking, and date of actual making of the payment. This covenant of the Borrower’s for indemnification is a separate and independent covenant and shall remain in force regardless of any waiver and/or discount granted to it by the Bank from time to time and this covenant shall remain in force without the validity thereof being vitiated and/or prejudiced as a result of any such judgment, order or decision.

20.	The Borrower’s responsibility

If this undertaking is signed by two or more Borrowers, each one of them shall be jointly and severally responsible for the fulfilment of all of the covenants included herein. Where the holders of the account or the account for charging are two ore more, all the parties to such account shall be jointly and severally responsible for the fulfilment of all covenants pursuant to this undertaking.

However, if a signatory as Borrower or a party to such account or accounting for debiting was legally incompetent or was somehow exempted from its responsibility for the fulfilment of any covenant whatsoever pursuant to this undertaking, this fact shall not prejudice the responsibility of the other signatories to this undertaking or the responsibility of the other account holders.

21.	Interpretation

In this undertaking –

	A.	The singular number includes the plural and vice versa

	B.	The masculine gender includes the feminine gender and vice versa;

C.

“The Bank” means Bank Hapoalim BM and any of its branches being in existence on the date of this undertaking and/or that will be opened anywhere in the future, in Israel or abroad, its transferees and its substitutes and also the Bank’s assigns.

	D.	“Notes” means - bonds, notes of exchange, cheques, obligations, guarantees, securities, cheques, bills of lading, deposit notes, and any other negotiable instruments;

E.

“Structural change” - means, in respect of the Borrower and in respect of all of its guarantors, any merger or split (within the means of those terms in Part E 2 of the Income Tax Ordinance (New Wording) or in the Companies Law 5759-1999 or any legal provision that may replace any of them) and also transfer of assets in consideration of shares, all either in accordance with Part E 2 aforesaid or otherwise;

F.

The term: “the Bank’s books” shall be construed as also including - any book, ledger, account sheet, copy of account sheet, loan contract, written undertaking, note signed by the Borrower, card index file, sheet, reel, any means of data storage for the purpose of electronic computers and also any other means of storage of retrieval of data.

G.

The term “records” shall be construed as including also any record or copy of a record, whether recorded or copied by hand or typewriter or recorded or copied by printing, duplication, photocopying, (and including microfilm or microfiche) or by means of any mechanical, electrical or electronic devoice or by means of recording by electronic computers or by any other means of recording or presentation of words or digits or any other marks whatsoever being in effect with Banks;

H.	“Business day” means – a day on which banks in Tel-Aviv, London and the country in which the loan currency constitutes legal tender are open for business.

I.

“The exchange rate in effect with the Bank” – means, in respect of an acquisition of foreign currency to credit of the Borrower’s account – the relevant exchange rate for transfers and cheques being in effect with the Bank at the relevant time for selling to its clients the relevant foreign currency, in consideration of Israeli currency, together with exchange rate commission, any tax, levy, obligatory payments or other payments and so forth. In respect of any sale of foreign currency to the debit of the Borrower’s account – the lowest rate for transfers and cheques being in effect with the Bank at the relevant time for purchasing the relevant foreign currency from its clients in consideration of Israeli currency, net of exchange rate commission, any tax, levy, obligatory payments or other such payments;

J.	The recitals to this undertaking constitute an integral part hereof.

K.	Wherever the Bank is entitled to do any act pursuant to this undertaking, it is not obliged to do such act;

L.

Wherever the Bank is entitled to debit any account of the Borrower’s, the Bank is entitled to do so whether the account is in debit balance or credit balance including if the debit balance derives from such account being debited by the Bank as aforesaid;

M.	The headings to the clauses are included for convenience only and are not to be used for interpretation.

22.	Disclosing information to competent authorities

The Bank is entitled to disclose to the Bank of Israel, to the Examiner of Banks, to the Foreign Currency Controller or to any other person acting in an official capacity, or to any other competent authority to which the Bank is subject, details on myself or pertaining to any credit extended to me pursuant to this undertaking, or on demand of such competent authorities or as the Bank may deem fit at its discretion.

23.	Notices and warnings

Any notice mailed by the Bank to the Borrower in a registered or ordinary letter at the address shown above (in respect of the Borrower) or at the address of the Borrower’s registered office or at any other addresses whereof the Borrower shall have notified the Bank in writing, shall be deemed notice received by the Borrower within 72 hours as of the letter containing the notice being sent. A written affidavit from the Bank shall serve as evidence of the time of mailing the notice. Any notice served on the Borrower by any other means shall be deemed received by the Borrower on being served or on publication thereof.

24.	Substantive law and venue

	24.1	This undertaking shall be construed according to and in conformance with the laws of the State of Israel.

	24.2	The sole venue for the purpose of this undertaking and/or the loan is hereby designated as follows:

At the competent court in the State of Israel being nearest to the location of the Bank branch denoted at the beginning of this undertaking or at the competent court in Tel-Aviv-Jaffa.

24.3

The Borrower hereby consents that any summons, notice, judgment, legal proceed or process of court in connection with the legal proceedings referred to in sub-paragraph 24.2 above, shall be delivered to the Borrower by means of an attorney in Israel whose name and address shall be given by the Borrower in writing. The Borrower shall at all times and from time to time be entitled, by written notice served on the Bank by registered mail, to modify the identity of its in Israel and/or its address in Israel for the purpose of the delivery of process of course and the other instruments mentioned above into the hands of the Borrower.

25.	Document preparation commission (handling fees)

In respect of the handling fees of the loan and the collaterals, the account shall be debited on grant of the loan with a document preparation commission.

For the purpose of determining the amount of such commission, the principal amount shall be translated in New Israeli Shekels at the exchange rate for “transfers/cheques – purchase” published from time to time by the Bank, and being appropriate to the loan currency, as known on date of grant of the loan (i.e. that was published on the last business day prior to the date of grant of the loan).

Correct to the date of making this instrument, the aforesaid exchange rate stands at_____

The amount of this commission shall be determined as follows: 40,000 US dollars as agreed between the Borrower and the Bank.

Correct to the date of making this instrument, the amount of this commission is NIS ______________) _______________ New Israeli Shekels).

This amount may change if and to the extent that a change comes about in the aforesaid exchange rate, as described.

26.	Collection fees

In respect of the handling of the collection of payment on account of the principal and/or the interest, collection fees shall be collected in the loan currency for every such payment.

The amount of this commission is determined in accordance with the amount in shekels per the Bank’s pricelist (correct to date of making this instrument - NIS 4.60) for every such payment, such amount being translated into the loan currency at the exchange rate of “transfers/ cheques – sale” published from time to time by the Bank, being appropriate to the loan currency and being known on date of making any payment on account of the principal and/or the interest (i.e. that was published on the last business day prior to the date of making any such payment).

Correct to the date of making this instrument, the aforesaid exchange rate is ______, and accordingly, correct to the date of making this instrument, the amount of this commission stands at a sum of ________________ (________________________) in the loan currency for every such payment.

This amount may be modified if and to the extent that a change comes about in the aforesaid exchange rate as described.

This commission shall be collected on the date prescribed for the making of every payment on account of the principal and/or the interest pursuant to this undertaking.

This commission amount prescribed in the Bank’s pricelist in Shekels as stated may be modified from time to time, and notice of such modification shall be posted by the Bank in two daily newspapers and on a notice board and the Bank’s branches.

In case of a hike in the commission rate, notice as aforesaid shall be served at least two weeks prior to the date of the change and in case of a reduction in the commission rate, notice shall be served not later than three days following the change, in which bank branches in Israel or most of them are open to the general public for business purposes.

If the borrower fails to make settle on the due date thereof any payment/ payments on account of the principal and/or the interest, the amount of this commission shall be added to the amount of such payment/ payment on account of the principal and/or the interest not paid on due date thereof as aforesaid, and Clause 6.2 above shall apply in respect thereof.

27.	The tenor of this instrument in respect of commissions and/or expenses is correct unless otherwise agreed and/or that shall be agreed between the Borrower and the Bank in writing.

28.	Special conditions

In witness whereof we have set our hand:

/s/ Irit Eluz ; /s/ Yoram Firon

Ampal Israel Ltd

Name: Irit Eluz Office: Director
Name: Yoram Firon Office: Director

Advocate’s certification

I, the undersigned, Shiri Lind Adv., being the attorney of Ampal Israel Ltd (hereafter: “the Company”) do hereby certify that the foregoing instrument was signed by the Company through Messrs Irit Eluz Id. No. 022803076 and Yoram Firon Id No 024210163, all in accordance with the Company’s duly adopted resolution and in accordance with the Company’s instruments of incorporation, and that the abovementioned signatures are to all intents and purposes binding upon the Company.

April 26, 2007	/s/ Shiri Lind

Date	Advocate
Signature and Stamp